Exhibit 99.1

	Contacts:	James E. Braun, CFO Newpark Resources, Inc. 281-362-6800

FOR IMMEDIATE RELEASE `		Ken Dennard, Managing Partner Dennard Rupp Gray & Easterly, LLC ksdennard@drg-e.com 713-529-6600
NEWPARK RESOURCES TO PRESENT AT THE BANK OF AMERICA
MERRILL LYNCH SMID CAP CONFERENCE
THE WOODLANDS, TX -- June 2, 2010 -- Newpark Resources, Inc. (NYSE: NR) announced today that Paul Howes, President and Chief Executive Officer, will present at the Bank of America Merrill Lynch Smid Cap Conference to be held on June 8 - 9, 2010 at the InterContinental Hotel in Boston.
Newpark’s presentation will take place on Tuesday, June 8, 2010 at 8:50 a.m. Eastern Time (7:50 a.m. Central Time) and will be broadcast live over the Internet. The live audio webcast will be available on the Company’s website at www.newpark.com. A replay of this webcast will be available on Newpark’s website shortly after the presentation is concluded and will be archived for replay on the website through Friday, June 25, 2010. The presentation slides will be available on the Company’s website.
Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
# # #